Exhibit 99.1

Chinook Therapeutics Enters into Agreement to be Acquired by Novartis AG

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Novartis to acquire Chinook for $40 per share in cash, with potential to receive up to an additional $4 per share in cash through contingent value rights, for a total equity value of up to approximately $3.5 billion

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Chinook’s diversified pipeline of potentially best-in-class programs for rare, severe chronic kidney diseases will significantly expand the Novartis renal portfolio, complementing its existing pipeline

•	Transaction expected to be completed in the second half of 2023, subject to customary closing conditions

SEATTLE June 11, 2023 – Chinook Therapeutics, Inc. (Nasdaq: KDNY), a biopharmaceutical company focused on the discovery, development and commercialization of precision medicines for kidney diseases, today announced that it has entered into an agreement and plan of merger with Novartis AG pursuant to which Novartis will acquire Chinook for $40 per share in cash, or a total of $3.2 billion. This offer represents a premium of 83 percent to Chinook’s 60-day volume-weighted average stock price and 67 percent to Chinook’s closing price on June 9, 2023. In addition, Chinook shareholders will receive contingent value rights (CVRs) providing for payment of up to $4 per share upon the achievement of certain future regulatory milestones with respect to Chinook’s lead product candidate, atrasentan. Total consideration including the contingent value right, if the milestones are achieved, would be approximately $3.5 billion. The transaction has been unanimously approved by the Boards of Directors of both companies.

“We are pleased that Novartis recognizes the significant value that the Chinook team has built with our pipeline of clinical and preclinical programs for patients with rare, severe chronic kidney diseases,” said Eric Dobmeier, president and chief executive officer of Chinook Therapeutics. “We believe this transaction is great news for kidney disease patients and the programs we have built at Chinook. Through this merger, Novartis can apply its substantial resources to pursue broader development efforts and commercialization of atrasentan, zigakibart (BION-1301) and other programs in our pipeline to build its global renal therapeutic area.”

Completion of the transaction is expected in the second half of 2023, pending approval by Chinook’s stockholders and satisfaction of other customary closing conditions. Until that time, Chinook will continue to operate as a separate and independent company.

Centerview Partners LLC and MTS Health Partners, L.P. are serving as financial advisors, and Fenwick & West LLP is serving as legal counsel to Chinook.

Transaction Details

Under the terms of the merger agreement, Novartis will acquire all of the outstanding shares of Chinook through a subsidiary for a price of $40 per share in cash at closing. The CVRs to be issued to Chinook shareholders will provide for payments of up to an additional $4 per share with respect to specific regulatory approvals for atrasentan, $2 of which is related to IgA nephropathy and $2 of which is related to focal segmental glomerulosclerosis. The closing of the proposed transaction is subject to certain conditions, including approval by Chinook’s stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. A copy of the merger agreement will be filed with the Securities and Exchange Commission (“SEC”) and will be publicly available.

About Chinook Therapeutics, Inc.

Chinook Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing precision medicines for kidney diseases. Chinook’s product candidates are being investigated in rare, severe chronic kidney disorders with opportunities for well-defined clinical pathways. Chinook’s lead program is atrasentan, a phase 3 endothelin receptor antagonist for the treatment of IgA nephropathy and proteinuric glomerular diseases. Zigakibart (BION-1301), an anti-APRIL monoclonal antibody, is being evaluated in a phase 1/2 trial for IgA nephropathy. CHK-336, an oral small molecule LDHA inhibitor for the treatment of hyperoxalurias, is in phase 1 development. In addition, Chinook’s research and discovery efforts are focused on building a pipeline of precision medicines for rare, severe chronic kidney diseases with defined genetic and molecular drivers. Chinook is leveraging insights from kidney single cell RNA sequencing and large CKD patient cohorts that have been comprehensively panomically phenotyped, with retained biosamples and prospective clinical follow-up, to discover and develop therapeutic candidates with mechanisms of action targeted against key kidney disease pathways. To learn more, visit www.chinooktx.com.

Forward-Looking Statements

In addition to historical information, this communication contains forward-looking statements within the meaning of applicable securities law, including statements regarding the expected timing, completion and effects of the proposed merger. In addition, when used in this communication, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this communication involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: expected revenues, cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to employee retention, might be greater than expected; the requisite regulatory approvals and clearances for the proposed transaction may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of Company stockholders may be delayed or may not be obtained, the other closing conditions to the proposed merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger; Novartis or Chinook’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, other business partners or governmental entities; the milestones for the proposed CVRs may not be achieved; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; and diversion of management’s attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise. Additional factors that may affect the future results of Novartis and Chinook are set forth in their respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the most recently filed annual report of Novartis on Form 20-F, subsequently filed Current Reports on Form 6-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov, and Chinook’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks described in this communication and in Novartis and Chinook’s filings with the SEC should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. Novartis and Chinook undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this communication, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger between Novartis and Chinook, Novartis and Chinook intend to file relevant materials with the SEC, including a preliminary and definitive proxy statement to be filed by Chinook. The definitive proxy statement and proxy card will be delivered to the stockholders of Chinook in advance of the special meeting relating to the proposed merger. CHINOOK’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND CHINOOK WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Chinook, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Chinook make available free of charge at the Novartis website and Chinook’s website, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Novartis, Chinook and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Chinook in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended December 31, 2022, which were filed with the SEC on February 1, 2023, and May 15, 2023, respectively. Security holders may obtain information regarding the names, affiliations and interests of Chinook’s directors and executive officers in Chinook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 27, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 28, 2023. To the extent the holdings of Chinook’s securities by Chinook’s directors and executive officers have changed since the amounts set forth in Chinook’s definitive proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and Chinook’s website at https://www.chinooktx.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Investor Contact:

Noopur Liffick, MPH

Senior Vice President, Investor Relations & Corporate Communications

investors@chinooktx.com

Media Contact:

Kelly North

Senior Manager, Investor Relations & Corporate Communications

media@chinooktx.com